Exhibit 99.1


                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600
                                                 Web site: www.czn.net
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contact:
Don Armour
203.614.5124
darmour@czn.com

   CITIZENS ANNOUNCES COMMENCEMENT OF TENDER OFFER FOR COMMONWEALTH TELEPHONE
                 ENTERPRISES, INC.'S CONVERTIBLE NOTES DUE 2023

STAMFORD, Conn., March 23, 2007 -- Citizens Communications Company (NYSE: CZN) announced today that it is commencing a cash tender offer (the "Offer") together with its wholly-owned subsidiary, Commonwealth Telephone Enterprises, Inc. ("Commonwealth"), to purchase any and all of the outstanding 3 1/4% Convertible Notes due 2023 (CUSIP Nos. 203349AB1; 203349AA3) (the "2003 Notes") and 2005
Series A 3 1/4% Convertible Notes due 2023 (CUSIP No. 203349AC9) (the "2005 Notes" and, together with the 2003 Notes, the "Notes") of Commonwealth, upon the terms and conditions set forth in the Notice of Designated Event and Offer to Purchase dated March 23, 2007 (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal"). As a result of Citizens' acquisition of Commonwealth on March 8, 2007 pursuant to the Agreement and Plan of Merger dated as of September 17, 2006, among Citizens, CF Merger Corp, a wholly-owned subsidiary of Citizens, and Commonwealth, the tender offer is required pursuant to the terms of the indentures under which the Notes were issued. In connection with the merger, Citizens unconditionally guaranteed all of Commonwealth's obligations under the Notes and the indentures.

Citizens estimates that the purchase price will be approximately $1,008.85 per $1,000 principal amount of the 2003 Notes and $1,008.85 per $1,000 principal amount of the 2005 Notes, which is equal to 100% of the principal amount of the applicable Note, plus accrued and unpaid interest to, but excluding, the repurchase date, which will be April 23, 2007. The tender offer is not contingent on any financing.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on April 20, 2007, unless extended or earlier terminated. Holders may withdraw their tendered Notes at any time prior to the expiration time. Holders that desire to tender their Notes pursuant to the Offer must follow the procedures described in the Offer to Purchase and the Letter of Transmittal.

Questions regarding the Offer and requests for documents in connection with the Offer may be directed to The Bank of New York, the paying agent and depositary for the Offer, at (212) 815-5920, or in writing to The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street -- 7 East, New York, NY 10286, Attention: Carolle Montreuil.

                                     -More-

Note to Investors

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Offer for the Notes will be made only by, and subject to the terms and conditions set forth in, the Offer to Purchase and the Letter of Transmittal. Holders of Notes should read the Tender Offer Statement on Schedule TO, the Offer to Purchase, the Letter of Transmittal and other tender offer documents that are being filed with the Securities and Exchange Commission (the "SEC") today, and any subsequently filed amendments or exhibits thereto, because they contain important information. When available, the Tender Offer Statement on Schedule TO, the Offer to Purchase, the Letter of Transmittal and other tender offer documents may be obtained free of charge from the SEC's website at www.sec.gov. Questions regarding the Offer and requests for documents in connection with the Offer may be directed to The Bank of New York, the paying agent and depositary for the Offer, at (212) 815-5920, or in writing to The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street -- 7 East, New York, NY 10286, Attention: Carolle Montreuil.

About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) is a full-service communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and Internet services, as well as bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices. For more information about Citizens, please visit www.czn.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to successfully integrate the operations of Commonwealth and to realize the synergies from the acquisition; changes in the number of our revenue generating units; greater than anticipated competition from wireless or wireline carriers; the effects of ongoing changes in the regulation of the communications industry; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; our ability to effectively manage our operations, costs and capital spending; our ability to successfully renegotiate expiring union contracts; overall changes in the telecommunications market and general and local economic and employment conditions. These and other uncertainties related to our business are described in greater detail in our filings with the SEC, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.